ALBERTA SUN PROPERTY OPTION AGREEMENT

THIS AGREEMENT made as of the 23rd day of May, 2007

BETWEEN:

FIRESTONE VENTURES INC.,
#220, 17010- 103rd Avenue,
Edmonton, Alberta T5S 1K7
Phone: (780) 428-3465
Fax: (780) 428-3476
E-mail: lwalton@firestoneventures.com

(the "Optionor")

OF THE FIRST PART

AND:

BLACK HAWK EXPLORATION INC.,
8391 Beverly Blvd. #305,
Los Angeles, California 90048
Phone: (323) 275-8475
Fax: (323)
E-mail: info@blackhawkexploration.com

(the "Optionee")

OF THE SECOND PART

WHEREAS:

A. Firestone is the legal and beneficial owners of the Claims representing the property known as the "Alberta Sun Property";

B. The Optionor has agreed to grant the exclusive option to the Optionee to acquire up to a 75% undivided interest in and to the Alberta Sun Property, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $10.00 now paid by the Optionee to the Optionor (the receipt and sufficiency of which is hereby acknowledged) the parties agree as follows:

DEFINITIONS

  For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

    "Act" means the Mines and Minerals Act (Alberta) as amended from time to time;

    "Alberta Sun Property" shall have the meaning ascribed to it in Preamble A;

    _____________________________________________________________________

    "Alberta Sun Property Rights" means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration of the Alberta Sun Property;

    "Area of Interest" means the Permitted Area plus that area surrounding the Permitted Area and which is within 3 kilometers of the Permitted Area plus all quarter sections which, although not wholly within 3 kilometers of the Permitted Area, are bisected by such 3 kilometer perimeter. For greater certainty, the Area of Interest shall:

      include free hold mineral lands whether internal or external to the Permitted Area; and

      shall not include mineral lands owned by the Crown in right of Alberta that are not owned by the Optionee;

    "Area of Interest Royalty" means a 1% net smelter return royalty to be paid to the Optionor by the Optionee in respect any mineral tenure interest located within the Area of Interest and acquired by the Optionee, calculated and paid in accordance with Schedule C, provided that the Area of Interest Royalty shall not be payable on portions of the Alberta Sun Property with respect to which the Optionor is entitled to receive the Existing Optionor Royalty;

    "Black Hawk Shares" means common shares in the capital stock of Black Hawk;

    "Bonus Interest" shall have the meaning ascribed to it in section 4(c) herein;

    "Claims" means:

      the Metallic and Industrial Minerals Permits under the Act and set forth and described in Schedule "A" attached hereto, together with all surface, water and ancillary or appurtenant rights attached or accruing thereto, and any substitute or successor mineral title or interest granted, obtained or issued in connection with or in place of any such claims (including, without limitation, any claims staked and recorded to cover internal gaps or fractions in respect of such ground);

      any mineral tenure interest located within the Area of Interest;

    "Commercial Production" shall have the meanings set forth in the Underlying Agreements;

    "Existing Optionor Royalty" means that portion of the Royalty payable to the Optionor pursuant to the Underlying Agreements, being a 1% net smelter return royalty, such 1% net smelter return royalty having been acquired from the Vendors;

    _____________________________________________________________________

    "Exploration Expenditures" means the sum of:

      all costs of maintenance of the Alberta Sun Property, all expenditures on the exploration and development of the Alberta Sun Property, and all other costs and expenses of whatsoever kind or nature incurred or chargeable by the Optionee with respect to the exploration and development of the Alberta Sun Property; and

      as compensation for general overhead expenses which the Optionee may incur, an amount equal to 10% of all amounts included in section 1(k)(i) in each year but only 5% of such amounts when paid by the Optionee under any contract involving payments by it in excess of $100,000 in one year;

    "Firestone Royalty" means, collectively, the Area of Interest Royalty and the Existing Optionor Royalty;

    "Initial Interest" shall have the meaning ascribed to it in section 4(b);

    "Joint Venture" shall have the meaning ascribed to it in section 5(a);

    "Joint Venture Agreement" shall have the meaning ascribed to it in section 5(b)

    "Management Committee" shall have the meaning ascribed to is in section 5(b);

    "Operator" shall have the meaning ascribed to it in section 5(b)(ii);

    "Option" means the option to acquire up to a 75% undivided interest in and to the Alberta Sun Property as provided in this Agreement;

    "Option Period" means the period from the date of this Agreement to and including the date of termination of the Option or exercise of the Option in respect of the Bonus Interest;

    "Permitted Area" means the area represented by the Claims;

    "Royalty" shall mean the 2% net smelter return royalty payable to the Vendors and Firestone pursuant to the Underlying Agreements;

    "Underlying Agreement" means those agreements between Firestone and each of the Vendors which are attached hereto as Schedule "B"; and

    "Vendors" means Sandswamp Exploration Ltd. and Marum Resources Inc., and their permitted successors and assigns;

  _____________________________________________________________________

  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONOR

  (a) The Optionor represents and warrants to and covenants with the Optionee, with the knowledge that the Optionee relies upon same in entering into this Agreement that:

      it is the legally entitled to hold the Alberta Sun Property and the Property Rights;

      it is the recorded holder and beneficial owner of all of the Claims comprising the Alberta Sun Property free and clear of all liens, charges and claims of others, except for the Royalty payable to the Vendors and Firestone, and no taxes or rentals are or will be due in respect of any Claims;

      the Claims comprising the Alberta Sun Property have been duly and validly located and recorded pursuant to the laws of the jurisdiction in which the Alberta Sun Property is situate and are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions on the date hereof;

      there are not any adverse claims or challenges against or to the ownership of or title to any of the Claims comprising the Alberta Sun Property, nor to the knowledge of the Optionor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Alberta Sun Property or any portion thereof, and except for the Royalty, no person has any royalty or other interest whatsoever in production from any of the Claims comprising the Alberta Sun Property;

      no proceedings are pending for, and the Optionor is unaware of any basis for the institution of any proceedings leading to the placing of the Optionor in bankruptcy or subject to any other laws governing the affairs of insolvent persons;

      it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing with respect to the filing of its annual reports under the laws of its jurisdiction of incorporation, amalgamation or continuation;

      it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionor or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionor is a party or by which it is bound or to which it or the Alberta Sun Property may be subject; and

      the Alberta Sun Property is not the whole or substantially the whole of the undertaking of the Optionor.

    _____________________________________________________________________

    The representations and warranties contained in this section are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution of this Agreement and of any transfers, assignments, deeds or further documents respecting the Alberta Sun Property.

  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE

  (a) The Optionee represents and warrants to and covenants with the Optionor, with the knowledge that the Optionor relies upon same in altering into this Agreement, that:

      it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation, amalgamation or continuation;

      it is lawfully authorized to hold mineral claims and real property under the laws of the jurisdiction in which the Alberta Sun Property is situated;

      it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionee or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound or to which it or the Alberta Sun Property may be subject;

      no proceedings are pending for, and the Optionee is unaware of any basis for the institution of any proceedings leading to the dissolution or winding up of the Optionee or the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

      the Black Hawk Shares issuable to the Optionor pursuant to the terms hereof will, at the time of delivery, be duly authorized and validly allotted and issued as fully paid and non-assessable, free of any liens, charges or encumbrances;

      it will file registration statements with respect to the Black Hawk Shares issued and to be issued hereunder to the Optionor as soon as possible after the issuance of each tranche of Black Hawk Shares;

      _____________________________________________________________________

      as at the date hereof, and as of the date it issues each tranche of Black Hawk Shares pursuant to the terms hereof, after giving effect to the issuance of the Black Hawk Shares on each specific distribution date, residents of Canada do not and will not:

        own directly or indirectly more than ten (10%) percent of the total number of outstanding Black Hawk Shares; and

        represent in number more than ten (10%) percent of the total number of owners directly or indirectly of Black Hawk Shares.

    The representations, warranties and covenants contained in this section are provided for the exclusive benefit of the Optionor and a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

  GRANT AND EXERCISE OF OPTION

  The Optionor hereby grants to the Optionee the sole and exclusive right and option to acquire up to a 75% undivided interest in and to the Alberta Sun Property, free and clear of all charges, encumbrances and claims, except for the Royalty and the Area of Interest Royalty;

    The Optionee shall earn an initial 60% interest (the "Initial Interest") in the Alberta Sun Property by making the following payments, Exploration Expenditures and share issuances:

      making payments totaling $280,000 to the Optionor as follows:

        $210,000 on the date hereof;

        an additional $20,000 on or before March 10, 2008; and

        an additional $50,000 on or before March 20, 2009;

      allotting and issuing to Firestone 405,000 of Black Hawk Shares as follows:

        135,000 Black Hawk Shares on the date hereof;

        an additional 135,000 Black Hawk Shares on or before March 20, 2008; and

        an additional 135,000 Black Hawk Shares on or before March 20, 2009;

      _____________________________________________________________________

      incurring Exploration Expenditures of $700,000 on the Alberta Sun Property as follows:

        $200,000 on or before March 20, 2008; and

        a further $500,000 on or before March 20, 2009;

    The Optionee shall earn an additional 15% interest (the "Bonus Interest") in the Alberta Sun Property by making the following payments, Exploration Expenditures and shares issuances:

      making as addition Payment to the Optionor of $100,000 on or before March 20, 2011; and

      allotting and issuing to the Optionor an additional 400,000 Black Hawk Shares; and

      incurring additional Exploration Expenditures of $1,000,000 on the Alberta Sun Property on or before March 20, 2011.

    In addition to the above, and in respect of the Bonus Interest, the Optionee must advise the Optionor in writing ("Commitment Notice") by March 20, 2010, whether or not it will commit to make the Exploration Expenditures required by section 4(c)(iii) above. Upon making the election to incur such Exploration Expenditures, the amount of such Exploration Expenditures shall become a fixed obligation of the Optionee. Failure to deliver the Commitment Notice by March 20, 2010 or a delivery of a Commitment Notice wherein the Optionee elects not to incur the required Exploration Expenditures shall result in the immediate termination of the Option in respect of the Bonus Interest. In the event that the Optionee delivers a Commitment Notice wherein it commits to making such Exploration Expenditures and then does not make such Exploration Expenditures prior to March 20, 2011, the Optionee shall, upon expiration of the Option, pay to the Optionor an additional sum of One Hundred Thousand ($100,000.00) Dollars notwithstanding that the Option has expired in respect of the Bonus Interest and the Optionee has not acquired Bonus Interest.

    In the event that the Optionee spends, in any of the above periods, less than the specified sum in Exploration Expenditures, it may pay to the Optionor the difference between the amount it actually spent and the specified sum before the expiry of that period in full satisfaction of the Exploration Expenditures to be incurred. In the event that the Optionee spends, in any period, more than the specified sum in Exploration Expenditures, the excess shall be carried forward and applied to the Exploration Expenditures to be incurred in succeeding periods or to the Optionee's costs under the Joint Venture Agreement.

    If and when the Option has been exercised:

      With respect to either the Initial Interest or the Bonus Interest, the undivided right, title and interest in and to the Alberta Sun Property which has been earned shall vest in the Optionee, free and clear of all charges, encumbrances and claims except for the Royalty and the Area of Interest Royalty; and

      The Optionor shall, forthwith after the exercise of the Option by the Optionee deliver to the Optionee duly executed transfers of the appropriate interest in the Alberta Sun Property. The Optionee shall be entitled to record this Agreement or a memorandum in respect of this Agreement against the title to the Alberta Sun Property at its own cost.

    _____________________________________________________________________

    The Optionee may, at any time, elect to purchase 50% of the Firestone Royalty for $500,000.

  TRANSFER OF ALBERTA SUN PROPERTY

  Upon the expiry of the Option in respect of the Bonus Interest or upon the vesting of the Initial Interest and the Bonus Interest, the parties may form a single purpose joint venture (the "Joint Venture") for the further exploration and development of the Alberta Sun Property and the operation of the Alberta Sun Property as a mine.

    Upon request of either party, the Optionor and the Optionee shall execute a mutually agreeable from of joint venture agreement (the "Joint Venture Agreement"). If entered into, the Joint Venture Agreement shall incorporate the following terms:

      All operations on and in connection with the Alberta Sun Property shall be managed by a committee (the "Management Committee") comprised of one representative of each party. All decisions of the Management Committee shall be made by simple majority of the votes cast. The representative of a party in the Management Committee shall have such number of votes equal to such party's interest in the Joint Venture at the time of the vote. If there is a tied vote, the representative of the Operator shall have the additional casting vote;

      The Optionee shall be the initial operator (the "Operator") and shall remain as the Operator for as long as its interest is 50% or greater. All operations on and in connection with the Alberta Sun Property shall be carried out exclusively by the Operator and the Operator shall have the right to retain such subcontractors as it sees fit if the Optionee's interest is or becomes less than 50%, the party with the greatest interest shall become the Operator;

      _____________________________________________________________________

      At the commencement of the Joint Venture, the parties' respective interests and deemed Exploration Expenditures shall be as follows if the Optionee has earned the Initial Interest;

Party	Interest	Deemed Exploration Expenditures
Optionor	40%	$ 600,000.
Optionee	60%	$ 900,000.

      At the commencement of the Joint Venture, the parties' respective interests and deemed Exploration Expenditures shall be as follows if the Optionee has earned both the Initial Interest and the Bonus Interest:

Party	Interest	Deemed Exploration Expenditures
Optionor	25%	$ 633,333.
Optionee	75%	$ 1,900,000.

      A party shall elect whether to contribute to each annual work program and budget. If a party elects not to contribute to a budget, its interest shall be reduced, such that a party's interest at any time shall be calculated by dividing the subject party's deemed and actual exploration expenditures by the deemed and actual exploration expenditures of all of the parties, and multiplying the resulting fraction by 100;

      If at any time a party's interest is reduced to below 10%, it shall be deemed to have conveyed its interest to the other party in consideration of the right to receive a 1% net smelter return royalty calculated and paid in accordance with Schedule C attached hereto, and it will cease to hold any interest in the Alberta Sun Property;

  RIGHT OF ENTRY

  Throughout the Option Period the directors and officers of the Optionee and its servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Alberta Sun Property to:

    enter thereon;

    have exclusive and quiet possession thereof;

    do such prospecting, exploration, development and other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

    bring upon and erect upon the Alberta Sun Property such buildings, plant, machinery and equipment as the Optionee may deem advisable; and

    remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

  _____________________________________________________________________

  OBLIGATIONS OF THE OPTIONEE DURING OPTION PERIOD

  During the Option Period the Optionee shall:

    maintain in good standing the Claims comprising the Alberta Sun Property by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals, posting of adequate reclamation security bond as required by the Province of Alberta, and the performance of all other actions which may be necessary in that regard and in order to keep such Claims free and clear of all liens and other charges arising from the Optionee's activities thereon except those at the time contested in good faith by the Optionee;

    duly record all exploration work carried out on the Alberta Sun Property by the Optionee as assessment work or equivalent;

    permit the directors, officers, employees and designated consultants of the Optionor, at their own risk and expense, access to the Alberta Sun Property at all reasonable times, and the Optionor agrees to indemnify the Optionee against and to save it harmless from all costs, claims, liabilities and expenses that the Optionee may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of the Optionor while on the Alberta Sun Property;

    do all work on the Alberta Sun Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

    indemnify and save the Optionor harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Optionee's activities on the Alberta Sun Property, but the Optionee shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Alberta Sun Property made by the Optionee are left in a safe condition;

    permit the Optionor, at its own expense, reasonable access to the results of the work done on the Alberta Sun Property during the last completed calendar year;

    deliver to the Optionor, forthwith upon receipt thereof, copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of the Optionee with respect to the Alberta Sun Property; and

    obtain and maintain or cause any contractor engaged by it hereunder to obtain and maintain, during any period in which active work is carried out hereunder, insurance in an amount adequate for the operations of the Optionees.

  _____________________________________________________________________

  TERMINATION OF OPTION

  The Option shall terminate:

      subject to section 15 hereof and the notice provision contained therein, upon the Optionee failing to incur or make any Exploration Expenditure or payment or issuance of Black Hawk Shares which must be incurred or made or issued in order for the Option to be exercised;

      at any other time, by the Optionee giving notice of such termination to the Optionor; or

      subject to section 15 hereof, upon the Optionee failing to remedy a default as provided therein.

    If the Option is terminated otherwise than upon the exercise thereof, the Optionee shall:

      leave in good standing for a period of at least 2 years from the termination of the Option Period the Claims comprising the Alberta Sun Property, to the extent allowable by the laws of the jurisdiction in which the Alberta Sun Property is situated;

      deliver or make available at no cost to the Optionor within 90 days of such termination, all drill core, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Optionee with respect to the Alberta Sun Property and not theretofore furnished to the Optionor; and

      reclaim the Alberta Sun Property in accordance with the requirements of all applicable environmental laws and regulations, but only to the extent that such requirements result from the Optionee's activities on the Alberta Sun Property hereunder;

    If the Option is terminated otherwise than upon the exercise thereof; the Optionee shall have the right, within a period of 180 days following the end of the Option Period, to remove from the Alberta Sun Property all buildings, plant, equipment, machinery tools, appliances and supplies which have been brought upon the Alberta Sun Property by or on behalf of the Optionee, and any such Alberta Sun Property not removed within such 180 day period shall thereafter become the Alberta Sun Property of the Optionor or may be removed by the Optionor at the Optionee's sole expense.

  ROYALTY AND UNDERLYING AGREEMENTS

  Upon the commencement of Commercial Production, the Optionee shall pay to the Vendors and Firestone the Royalty in accordance with the terms and conditions as set out in the Underlying Agreement and this Agreement.

    Upon the Commencement of Commercial Production, the Optionee shall pay to the Optionor the Area of Interest Royalty in accordance with the terms and conditions set out in this Agreement.

    The Optionee covenants to comply with the terms and conditions of the Underlying Agreement as if it there had been a signatory thereto and to execute and deliver to the Vendors the covenant to be bound by the Underlying Agreements as contemplated therein.

  _____________________________________________________________________

  TRANSFERS

  Accept with the prior written consent of the Optionor, the Optionee may not, at any time during the Option Period, sell, transfer, encumber or dispose of any portion of its interest in and to the Alberta Sun Property and this Agreement. Any purchaser, grantee or transferee of such interest to whom the Optionor has consented shall have first delivered to the Optionor its agreement relating to this Agreement and to the Alberta Sun Property, containing:

      a covenant to perform all the obligations of the Optionee to be performed under this Agreement in respect of the interest to be acquired by it from its Optionee to the same extent as if this Agreement had been originally executed by such purchaser, grantee or transferee; and

      a provision subjecting any further sales transfer or other disposition of such interest in the Alberta Sun Property and this Agreement or any portion thereof to the restrictions contained in this section 10(a).

    Any sale hereunder shall be conditional upon the proposed purchaser delivering a written undertaking to the Optionee, in form and substance satisfactory to its counsel, to be bound by the terms and conditions of this Agreement

    Sections 10(a) and (b) herein shall apply, mutatis mutandis, to any sale, by way of option or otherwise, of all or part of the transferring party's interest in the Alberta Sun Property to an affiliated company.

  SURRENDER OF ALBERTA SUN PROPERTY INTERESTS
  PRIOR T0 TERMINATION OF AGREEMENT

  The Optionee may at any time during the Option Period elect to abandon any one or more of the Claims comprised in the Alberta Sun Property by giving notice to the Optionor of such intention. Any claims so abandoned shall be in good standing under the laws of the jurisdiction in which they are situate for at least twenty four (24) months from the date of abandonment. Upon any such abandonment, the Claims so abandoned shall for all purposes of this Agreement cease to form part of the Alberta Sun Property and, if title to such Claims has been transferred to the Optionee the Optionee shall retransfer such title to the Optionor at the Optionee's expense.

  _____________________________________________________________________

  FORCE MAJURE

  If the Optionee is at any time either during the Option Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of the Optionee, the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge the Optionee front its obligations hereunder to maintain the Alberta Sun Property in good standing

    The Optionee shall give prompt notice to the Optionor of each event of force majeure and upon cessation of such event shall furnish to the Optionor with notice to that effect together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

  CONFIDENTIAL INFORMATION AND PUBLIC DISCLOSURE

  No information furnished by the Optionee to the Optionor hereunder in respect of the activities carried out on the Alberta Sun Property by the Optionee, or related to the sale of minerals, ore, bullion or other product derived from the Alberta Sun Property, shall be published or disclosed by the Optionor without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed by the Optionor pursuant to applicable securities or corporation laws, regulations or policies.

    The Optionee shall seek the approval of the Optionor in advance of making any public statement or issuing any press release with respect to the Alberta Sun property and the activities carried out thereon.

    The "qualified person" who shall be responsible for exploration on the Alberta Sun Property during the Option Period shall be mutually agreed upon by the Optionor and the Optionee.

  ARBITRATION

  All questions or matters in dispute under this Agreement shall be submitted to arbitration pursuant to the terms hereof.

    It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days' prior notice of its intention to do so to the other party, together with particulars of the matter in dispute. On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in section 14(c).

    The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within 15 days after receiving such notice, either consent to the appointment of such arbitrator which shall then carry out the arbitration or appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator the first arbitrator shall be the only arbitrator. If the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, either party may apply to a judge of the Court of Queens Bench of Alberta to appoint the chairman. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with the Arbitration Act (Alberta). The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Edmonton, Alberta, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under the Arbitration Act (Alberta) or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators as the case may be, shall make an award and reduce the same to writing and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

    _____________________________________________________________________

    The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator shall be final and binding upon each of them.

  DEFAULT

  If at any time during the Option Period the Optionee is in default of any provision in this Agreement, the Optionor may terminate this Agreement, but only if:

    it shall have first given to the Optionee a notice of default containing particulars of the obligation which the Optionee has not performed, or the warranty breached; and

    the Optionee has not, within 30 days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the Optionee hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay.

  Should the Optionee fail to comply with the provision of section 15(b), the Optionor may thereafter terminate this Agreement by giving notice thereof to the Optionee.

  RULE AGAINST PERPETUITIES

  If any right, power or interest held by or to be acquired by any party in the Alberta Sun Property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate after the death of the last survivor of all the lineal descendants of Her Majesty, Queen Elizabeth II of England, living on the date of the execution of this Agreement.

  _____________________________________________________________________

  NOTICES

  Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by telegram, telex, telecommunication or other similar form of communication, in each case addressed as follows:

    if to Firestone at:

    #220, 17010- 103rd Avenue
    Edmonton, Alberta T5S 1K7
    Phone: (780) 428-3465
    Fax: (780) 428-3476

    if to Black Hawk at:

  8391 Beverly Blvd., #305
  Los Angeles, California 90048
  Phone: (323) 275-8475
  Fax: (323)

  Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received and, if sent by telegram, telex, telecommunication or other similar form of communication, be deemed to have been given or received on the day it was so sent.

  Any party may at any time give to the other, notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

  _____________________________________________________________________

  AREA OF INTEREST

  If at any time during the Option Period, the Optionor stakes or otherwise acquires, directly or indirectly, any right to or interest in any mining claims, license, lease, grant, concession, permit, patent, or other minerals, property or surface rights or water rights (collectively, the "Acquired Rights") located wholly or partly within the Area of Interest, the Optionor shall forthwith give notice to the Optionee of that staking or acquisition, the cost thereof and all details in possession of the Optionor with respect to the nature of the Acquired Rights and the known mineralization. The Optionee may, within 30 days of receipt of this notice, elect to include within the Option the Acquired Rights by reimbursing the Optionor for any and all acquisition costs. If the Optionee elects not to include the Acquired Rights as part of the mining claims subject to this Agreement the Optionor shall hold such Acquired Rights separate from this Agreement and the Optionee shall have no rights or obligations thereto.

    If at any time during the Option Period, the Optionee stakes or otherwise acquires Acquired Rights located wholly or partly within the Area of Interest, then those Acquired Rights shall:

      be included under this Agreement;

      the cost of acquisition shall be deemed to be Exploration Expenditures; and

      be transferred to the Optionor should the Option expire or terminate without being exercised.

  GENERAL

  This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement

    No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

    The parties shall promptly execute or cause to be executed all documents, deeds1 conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Alberta Sun Property.

    This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

    This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and shall be subject to the approval of the Exchange.

    Time shall be of the essence in this Agreement.

    Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

    Any reference in this Agreement to currency shall be deemed to be Canadian currency.

    _____________________________________________________________________

    This agreement may be executed and delivered in any number of counterparts, which, if read together, will constitute one and the same agreement, and either in the original or telefax form.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.
FIRESTONE VENTURES INC. Per: Authorized Signatory
BLACK HAWK EXPLORATION INC. Per: Authorized Signatory

_____________________________________________________________________

SCHEDULE "A"

CLAIMS

    Alberta Metallic and Industrial Permit No. 9305050698
    Alberta Metallic and Industrial Permit No. 9306020506
    Alberta Metallic and Industrial Permit No. 9306020505
    Alberta Metallic and Industrial Permit No. 9305050699
    Alberta Metallic and Industrial Permit No. 9305050745
    Alberta Metallic and Industrial Permit No. 9305050746
    Alberta Metallic and Industrial Permit No. 9305031136
    Alberta Metallic and Industrial Permit No. 9306020507
    Alberta Metallic and Industrial Permit No. 9306020508
    Alberta Metallic and Industrial Permit No. 9305050693
    Alberta Metallic and Industrial Permit No. 9305050694
    Alberta Metallic and Industrial Permit No. 9305050695
    Alberta Metallic and Industrial Permit No. 9305050696
    Alberta Metallic and Industrial Permit No. 9305061047
    Alberta Metallic and Industrial Permit No. 9305061048
    Alberta Metallic and Industrial Permit No. 9305061049
    Alberta Metallic and Industrial Permit No. 9305061050
    Alberta Metallic and Industrial Permit No. 9305061051
    Alberta Metallic and Industrial Permit No. 9305070802

_____________________________________________________________________

SCHEDULE "B"

Underlying Agreement

SCHEDULE "C"

Net Smelter Return Royalty

  The one (1%) percent net smelter return royalty referred to in section 5(b)(v) (the "NSR") of this Agreement will be calculated and paid in accordance with the terms of this Schedule "C". Terms having defined meanings in the Agreement and used herein will have the same meanings in this Schedule as assigned to them in the Agreement unless otherwise specified or the context otherwise requires.

  The NSR shall mean that total proceeds received from the sale of minerals, ores, metals, concentrates or materials derived from the Alberta Sun Property less all charges incurred for smelting and refining, selling and transportation to points of sale, and any assays, sampling and representation charges incurred after the minerals, ores, metals, concentrates or materials have left the Alberta Sun Property and related insurance charges on such ores, metals, concentrates or materials. The payor of the NSR shall use its best efforts to obtain commercially reasonable charges for smelting and refining minerals, ores, metals, concentrates and other materials.

  The NSR shall be calculated and paid to the payee of the NSR on a quarterly basis within 60 days of the end of each calendar quarter and adjusted annually based on the actual proceeds received. The payor of the NSR shall, concurrently with any NSR payment, provide to the payee a statement indicating the calculation of the NSR.

_____________________________________________________________________